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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                          ALLIANCE LAUNDRY SYSTEMS LLC


          The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. (S)(S) 18-101,
                                                          ---  -
et seq., does hereby certify as follows:
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                                     FIRST
          The name of the limited liability company is Alliance Laundry Systems LLC. (the "Company").

                                     SECOND
          The Company's registered office in the State of Delaware is located at 9 Loockerman Street, in the City of Dover, County of Kent, 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 25th day of March, 1998.

                                         _____________________________
                                         Thaddine G. Gomez,
                                         an authorized person